Exhibit 99.1

SPIRIT PROPRIETARY

Spirit AeroSystems Announces Definitive Agreement with CTRM for Acquisition of Facility in Subang, Malaysia

WICHITA, Kan., August 8, 2025— Today, Spirit AeroSystems Holdings, Inc. (NYSE: SPR) announces a purchase agreement to sell its facility and businesses in Subang, Malaysia to Composites Technology Research Malaysia Sdn Bhd (“CTRM”) for $95,200,000, subject to customary adjustments. This transaction was entered into following the previously announced merger agreement with Boeing and subsequent definitive agreement with Airbus. The transaction is expected to close in the 4th quarter of 2025, subject to regulatory approvals and closing conditions being met.

Spirit AeroSystems’ business in Subang is a world-class engineering and manufacturing business, which occupies 45 acres with 400,000 square-feet manufacturing footprint in Subang’s Malaysian International Aerospace Centre and employs over 1,000 employees. The operation offers aerostructures assembly, and services capabilities, and an integrated supply chain with access to advantaged, in-region material sourcing, best-cost skilled labor, and scalability.

As a result of this transaction, CTRM will become an important supplier to Airbus for their A220, A320, and A350 programs, and to Boeing on the 737 and 787 programs.

“Our agreement with CTRM for the acquisition of this important manufacturing facility ensures a strong future for this business as well as the regional stakeholders in Malaysia,” said Irene Esteves, Spirit AeroSystems executive vice president and chief financial officer. “This also marks a milestone in the ongoing acquisition of Spirit by Boeing.”

On the web: www.spiritaero.com
On Twitter: @SpiritAero

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Contacts:
Investor Relations:	(316) 523-7040
Ryan Avey, ryan.d.avey@spiritaero.com

SPIRIT PROPRIETARY

Media:	Joe Buccino
(915) 245-7888
joe.p.buccino@spiritaero.com

Maria Ryan
+44 (0) 2895681929
Maria.ryan@spiritaero.com

About Spirit AeroSystems Inc.

Spirit AeroSystems is one of the world’s largest manufacturers of aerostructures for commercial airplanes, defense platforms, and business/regional jets. With expertise in aluminum and advanced composite manufacturing solutions, the company’s core products include fuselages, integrated wings and wing components, pylons, and nacelles. We are leveraging decades of design and manufacturing expertise to be the most innovative and reliable supplier of military aerostructures, and specialty high-temperature materials, enabling warfighters to execute complex, critical missions. Spirit also serves the aftermarket for commercial and business/regional jets. Headquartered in Wichita, Kansas, Spirit has facilities in the U.S., U.K., France, Malaysia and Morocco. More information is available at www.spiritaero.com.

About Composites Technology Research Malaysia Sdn Bhd (“CTRM”)

Composites Technology Research Maylasia is a recognized Tier 2 advanced aerospace composite supplier specializing in the development and production of composites sub-assemblies for Tier 1 global aerospace suppliers, who in turn supply directly to leading aircraft original equipment manufacturers (“OEMs”). CTRM’s core expertise lies in developing and producing aircraft composites components, designing, developing and manufacturing composites components for aerospace as well as non-aerospace applications. CTRM also offers a range of support services such as testing laboratory facilities, composites engineering and supplier management services.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involve many risks and uncertainties. Forward-looking statements reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "aim," "anticipate," "believe," "could," "continue," "designed," "ensure," "estimate," "expect," "forecast," "goal," "intend," "may," "might," "model," "objective," "outlook," "plan," "potential," "predict," "project," "seek," "should," "target," "will," "would," and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown, including, but not limited to, those described in the "Risk Factors" sections of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 of Spirit AeroSystems Holdings, Inc. (“Spirit”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2025 (the "2024 Form 10-K"), and subsequent Quarterly Reports on Form 10-Q. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:

•	our ability to continue as a going concern and satisfy our liquidity needs, the success of our liquidity enhancement plans, operational and efficiency initiatives, our ability to access the capital and credit markets (including as a result of any contractual limitations, including under the Merger Agreement (as defined below)), the outcomes of discussions related to the timing or amounts of repayment for certain customer advances, and the costs and terms of any additional financing;

•	the continued fragility of the global aerospace supply chain including our dependence on our suppliers, as well as the cost and availability of raw materials and purchased components, including increases in energy, freight, and other raw material costs as a result of inflation or continued global inflationary pressures;

•	our ability and our suppliers' ability and willingness to meet stringent delivery (including quality and timeliness) standards and accommodate changes in the build rates or model mix of aircraft under existing contractual commitments, including the ability or willingness to staff appropriately or expend capital for current production volumes and anticipated production volume increases;

•	our ability to maintain continuing, uninterrupted production at our manufacturing facilities and our suppliers' facilities;

•	our ability, and our suppliers' ability, to attract and retain the skilled work force necessary for production and development in an extremely competitive market;

•	the effect of economic conditions, including increases in interest rates and inflation, on the demand for our and our customers' products and services, on the industries and markets in which we operate in the U.S. and globally, and on the global aerospace supply chain;

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•	the general effect of geopolitical conditions, including Russia's invasion of Ukraine and the resultant sanctions being imposed in response to the conflict, including any trade and transport restrictions;

•	the conflict in the Middle East could impact certain suppliers' ability to continue production or make timely deliveries of supplies required to produce and timely deliver our products, and may result in sanctions being imposed in response to the conflict, including trade and transport restrictions;

•	our relationships with the unions representing many of our employees, including our ability to successfully negotiate new agreements, and avoid labor disputes and work stoppages with respect to our union-represented employees;

•	the impact of significant health events, such as pandemics, contagions or other public health emergencies, or fear of such events, on the demand for our and our customers' products and services and on the industries and markets in which we operate in the U.S. and globally;

•	the timing and conditions surrounding the full worldwide return to service (including receiving the remaining regulatory approvals) of the B737 MAX, future demand for the aircraft, and any residual impacts of the B737 MAX grounding on production rates for the aircraft;

•	our reliance on The Boeing Company ("Boeing") and Airbus SE and its affiliates for a significant portion of our revenues;

•	the business condition and liquidity of our customers and their ability to satisfy their contractual obligations to the Company;

•	the certainty of our backlog, including the ability of customers to cancel or delay orders prior to shipment on short notice, and the potential impact of regulatory approvals of existing and derivative models;

•	our ability to accurately estimate and manage performance, cost, margins, and revenue under our contracts, and the potential for additional forward losses on new and maturing programs;

•	our accounting estimates for revenue and costs for our contracts and potential changes to those estimates;

•	our ability to continue to grow and diversify our business, execute our growth strategy, and secure replacement programs, including our ability to enter into profitable supply arrangements with additional customers;

•	the outcome of product warranty or defective product claims and the impact settlement of such claims may have on our accounting assumptions;

•	competitive conditions in the markets in which we operate, including in-sourcing by commercial aerospace original equipment manufacturers;

•	our ability to successfully negotiate, or re-negotiate, future pricing under our supply agreements with Boeing, Airbus SE and its affiliates and other customers;

•	the possibility that our cash flows may not be adequate for our additional capital needs;

•	any reduction in our credit ratings;

•	our ability to avoid or recover from cyber or other security attacks and other operations disruptions;

•	legislative or regulatory actions, both domestic and foreign, impacting our operations, including the effect of changes in tax laws and rates and our ability to accurately calculate and estimate the effect of such changes;

•	spending by the U.S. and other governments on defense;

•	pension plan assumptions and future contributions;

•	the effectiveness of our internal control over financial reporting;

•	the outcome or impact of ongoing or future litigation, arbitration, claims, and regulatory actions or investigations, including our exposure to potential product liability and warranty claims;

•	adequacy of our insurance coverage;

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•	our ability to continue selling certain receivables through our receivables financing programs;

•	our ability to effectively integrate recent acquisitions, along with other acquisitions we pursue, and generate synergies and other cost savings therefrom, while avoiding unexpected costs, charges, expenses, and adverse changes to business relationships and business disruptions;

•	the risks of doing business internationally, including fluctuations in foreign currency exchange rates, impositions of tariffs or embargoes, trade restrictions, compliance with foreign laws, and domestic and foreign government policies;

•	the impact of trade disputes and changes to trade policies, including the imposition of new or increased tariffs, retaliatory tariffs or other trade restrictions; and

•	risks and uncertainties relating to the proposed acquisition of Spirit by Boeing (the "Merger") pursuant to Spirit's agreement and plan of merger with Boeing (the "Merger Agreement"), the proposed sale of our facility and businesses in Subang, Malaysia to CTRM (the "Subang Disposition") and the transactions contemplated by our stock and asset purchase agreement with Airbus SE (the "Airbus Business Disposition" and, together with the Merger and the Subang Disposition, the "Transactions"), including, among others, the possible inability of the parties to a Transaction to obtain the required regulatory approvals for such Transaction and to satisfy the other conditions to the closing of such Transaction on a timely basis or at all; the possible occurrence of events that may give rise to a right of one or more of the parties to the Merger Agreement, the agreement for the Airbus Business Disposition or the Subang Disposition to terminate such agreement; the risk that we are unable to consummate the Transactions on a timely basis or at all for any reason, including, without limitation, failure to obtain the required regulatory approvals or failure to satisfy other conditions to the closing of any of the Transactions; the potential for the announcement or pendency of the Transactions or any failure to consummate the Transactions to adversely affect the market price of Spirit common stock or our financial performance or business relationships; risks relating to the value of Boeing common stock to be issued in the Merger; the possibility that the anticipated benefits of the Transactions cannot be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of our operations with those of Boeing will be greater than expected; risks relating to significant transaction costs; the intended or actual tax treatment of the Transactions; litigation or other legal or regulatory action relating to the Transactions or otherwise relating to us or other parties to the Transactions instituted against us or such other parties or Spirit's or such other parties' respective directors and officers and the effect of the outcome of any such litigation or other legal or regulatory action; risks associated with contracts containing provisions that may be triggered by the Transactions; potential difficulties in retaining and hiring key personnel or arising in connection with labor disputes during the pendency of or following the Transactions; the risk of other Transaction-related disruptions to our business, including business plans and operations; the potential for the Transactions to divert the time and attention of management from ongoing business operations; the potential for contractual restrictions under the agreements relating to the Transactions to adversely affect our ability to pursue other business opportunities or strategic transactions; and competitors' responses to the Transactions.

These factors are not exhaustive, and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You should review carefully the sections captioned "Risk Factors" in the 2024 Form 10-K and Spirit's subsequent Quarterly Reports on Form 10-Q for a more complete discussion on these and other factors that may affect our business.